UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 10, 2022

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
1099 Stewart Street, Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 10, 2022, Redfin Corporation (“Redfin,” "we," "us," or "our") entered into a merger agreement to acquire Bay Equity LLC (“Bay Equity”). Bay Equity is a full-service mortgage lender that is licensed in 42 states and employs approximately 1,200 people. The merger agreement (the “Merger Agreement”) is among Redfin, Ruby Merger Sub LLC, one of our wholly owned subsidiaries (“Merger Sub”), BE Holdco, LLC, which holds all of the equity interests of Bay Equity (“BE Holdings”), and Brett McGovern, as representative of the members of BE Holdings (the “Member Representative”).
Pursuant to the Merger Agreement, Merger Sub will merge with and into BE Holdings, and BE Holdings will continue as the surviving entity and become a wholly owned subsidiary of Redfin as of the closing of the transaction contemplated by the Merger Agreement (the "Closing" and such transaction, the “Acquisition”). The purchase price for the Acquisition will be a $72.5 million premium to BE Holdings’s tangible book value as of the Closing date (the “Purchase Price”). BE Holdings’s estimated tangible book value as of December 31, 2021 was $62.5 million, which indicates an approximately $135 million Purchase Price if the Closing occurred as of December 31, 2021. After deducting certain transaction expenses paid by BE Holdings members from the Purchase Price (such resulting amount, the “Merger Consideration”), we will pay two-thirds of the Merger Consideration in cash and one-third of the Merger Consideration in shares of Redfin common stock (such shares, the “Equity Consideration”), subject to certain adjustments contemplated by the Merger Agreement.
We will determine the number of shares of Redfin common stock issuable as the Equity Consideration based on our volume-weighted average price per share for the twenty trading day period beginning on the twenty-fourth trading day before the Closing and ending on the fifth trading day before the Closing (the “Equity Consideration Conversion Price”). If the Equity Consideration Conversion Price is less than $38.45 per share, then we will have the option of paying a greater percentage of the Merger Consideration in cash and a lesser percentage of the Merger Consideration in shares of Redfin common stock. If the Equity Consideration Conversion Price is greater than $53.83 per share (the “Ceiling Conversion Price”), then the number of shares of Redfin common stock issuable as the Equity Consideration will be based on the Ceiling Conversion Price.
We have agreed to register the Equity Consideration for resale within forty days of the Closing pursuant to a registration rights agreement that we have entered into with certain BE Holdings members and expect to enter into with other BE Holdings members (collectively, the “Registration Rights Agreement”). The Registration Rights Agreement will become effective at the Closing.
The Closing is subject to customary conditions, including (i) the absence of any court or regulatory order prohibiting the Closing, (ii) the attainment of certain regulatory approvals and of consents from certain contractual counterparties, and (iii) agreement of certain Bay Equity executives, loan officers, and other employees to continue their employment with Bay Equity after the Closing.
The Merger Agreement may be terminated by us or the Member Representative under certain circumstances, including if the Closing does not occur by June 30, 2022, subject to certain conditions.
The Merger Agreement also contains customary representations and warranties by us, Merger Sub, and BE Holdings and customary covenants by us, Merger Sub, BE Holdings, and the Member Representative.
A copy of the Merger Agreement and a form of the Registration Rights Agreement are filed as exhibits 2.1 and 10.1, respectively, to this report and are incorporated into this report by reference.
Item 2.05 Costs Associated with Exit or Disposal Activities.
In connection with our entry into the Merger Agreement, on January 10, 2022, we committed to restructure our existing mortgage origination business conducted under Redfin Mortgage. The restructuring consists of: (1) eliminating certain employee roles within, or that support, Redfin Mortgage between February 2022 and June 2022, due to their redundancy with existing roles at Bay Equity; (2)

offering other Redfin Mortgage employees the opportunity to join Bay Equity upon the Closing; (3) reassigning certain employees who support Redfin Mortgage to other roles within our company by the Closing; and (4) ceasing development of certain aspects of our mortgage-specific software by the Closing. We decided to undertake this restructuring to prepare for integrating Redfin Mortgage with Bay Equity following the Closing.

We expect to incur approximately $8 million to $10 million of total charges in connection with the restructuring, including (1) a pre-tax cash charge of approximately $6 million to $7 million for one-time termination benefits for certain employees whose roles are being eliminated and who decline their offer to join Bay Equity upon the Closing and (2) a non-cash impairment charge of approximately $2 million to $3 million to our mortgage-specific software.

Forward-Looking Statement
Our estimated range of the total charges in connection with the restructuring is a forward-looking statement within the meaning of federal securities laws. We believe our expectations related to this forward-looking statement is reasonable, but actual results may turn out to be materially different. Factors that could cause actual charges to be materially higher or lower than the estimated range include our inability to successfully implement the restructuring, a change in the number of employees who will receive one-time termination benefits, and the degree to which Bay Equity will use our mortgage-specific software following the Closing. All forward-looking statements reflect our beliefs and assumptions only as of the date of this report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure required by this item 3.02 and included in item 1.01 is incorporated into this item 3.02 by reference.
We will offer and sell the Equity Consideration in reliance on Rule 506(b) under the Securities Act of 1933. To receive the Equity Consideration, a BE Holdings member must represent to us that it is an "accredited investor," as that term is defined in Rule 501(a) under the Securities Act of 1933.
Item 7.01 Regulation FD Disclosure.
On January 11, 2022, we issued a press release announcing the events reported pursuant to the other items of this report.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Merger Agreement, dated as of January 10, 2022, by and among Redfin Corporation, Ruby Merger Sub LLC, BE Holdco, LLC, and Brett McGovern
10.1	Form of Registration Rights Agreement by and among Redfin Corporation, Brett McGovern, as the member representative, and each member party thereto
99.1	Press release dated January 11, 2022
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: January 11, 2022	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer